Exhibit 21.1

WWE SUBSIDIARIES

(All subsidiaries are wholly-owned, directly or indirectly)

TSI Realty Company (a Delaware corporation)

Stephanie Music Publishing, Inc. (a Connecticut corporation)

The World Entertainment, LLC (a Delaware limited liability company)*

WWE Sports, Inc. (a Delaware corporation)*

Event Services, Inc. (a Delaware corporation)

WWE Studios, Inc. (a Delaware corporation)

     - WWE Films Development, Inc. (a Delaware corporation)

- Eye Scream Productions (a California corporation)

- Eye Scream Man Productions Australia Pty Limited (an Australia corporation)

- Marine Productions (a California corporation)

- Marine Productions Australia Pty Limited (an Australia corporation)

- Marine 2 Productions, Inc. (a California corporation)

- Condemned Productions, Inc. (a California corporation)

- Condemned Productions Australia Pty Ltd (an Australia corporation)

- WWE Films Development Funding (LA), LLC (a Louisiana limited liability company)

- WWE Films Production (LA), LLC (a Louisiana limited liability company)

- WWE Nola, LLC (a Louisiana limited liability company)

- Barricade Productions Inc. (a British Columbia corporation)

WWE Animation, Inc. (a Delaware corporation)

     - WWE Animation Development, Inc. (a Delaware corporation)

WWE Libraries, Inc. (a Delaware corporation)

WCW, Inc. (a Delaware corporation)

WWE Properties International, Inc. (a Delaware corporation)

     - WWE Japan LLC (a Japanese limited liability company)

     - WWE Australia Pty Limited (an Australia limited liability company)

World Wrestling Entertainment (International) Limited (a UK corporation)

World Wrestling Entertainment Canada, Inc. (a Canadian corporation)

____________________

*Not in operation